UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Techpoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	80-0806545
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2550 N. First Street, #550 San Jose, CA	95131
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.    ☑

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.    ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-219992.

Securities to be registered pursuant to Section 12(g) of the Act:

Japanese Depositary Shares

(Title of Class)

Common Stock, $0.0001 par value per share

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

Techpoint, Inc. (the “Registrant”) registers hereunder its Japanese Depositary Shares (“JDSs”) and common stock, $0.0001 par value per share (the “Common Stock”). A description of the Registrant’s JDSs and Common Stock is incorporated herein by reference to the section captioned “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-219992) as originally filed with the Securities and Exchange Commission (the “Commission”) on August 16, 2017, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits

The following exhibits are filed as a part of this Registration Statement:

Exhibit Number	Description

3.1(a)	Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1(a) of the Registration Statement)

3.1(b)	Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the completion of the offering (incorporated herein by reference to Exhibit 3.1(b) of the Registration Statement)

3.2(a)	Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2(a) of the Registration Statement)

3.2(b)	Amended and Restated Bylaws of the Registrant, to be in effect upon the completion of the offering (incorporated herein by reference to Exhibit 3.2(b) of the Registration Statement)

4.2	Second Amended and Restated Investors’ Rights Agreement, dated April 30, 2014, between the Registrant and certain investors, and form of amendment (incorporated herein by reference to Exhibit 4.2 of the Registration Statement)

4.3	English Translation of Form of Trust Agreement between the Registrant, the trustees, the settlor and the beneficial holders of Japanese Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 4.3 of the Registration Statement)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 18, 2017	Techpoint, Inc.

	By:	/s/ FUMIHIRO KOZATO
Fumihiro Kozato
Chief Executive Officer